CERTIFICATE OF TRUST



                  The undersigned, the trustees of NB Capital Trust IV, desiring to form a business trust pursuant to Delaware Business
Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

                  i. The name of the business trust being formed hereby (the "Trust") is "NB Capital Trust IV."

                  ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as fol lows:

                                      The Bank of New York (Delaware)
                                      White Clay Center, Route 273
                                      Newark, Delaware 19711

                  iii. This Certificate of Trust shall be effective as of the date of filing.

Dated: December 12, 1996





                                  /s/ JOHN E. MACK
                                  Name:  John E. Mack
                                  Title: Regular Trustee





                                  THE BANK OF NEW YORK (DELAWARE), as
                                  Trustee



                                  By:/s/ JOSEPH G. ERNST
                                        Name: Joseph G. Ernst
                                        Title: Assistant Vice President